Exhibit 99.3

MPG OFFICE TRUST, INC.
RETENTION BONUS PLAN

MPG Office Trust, Inc., a Maryland corporation (together with its direct and indirect subsidiaries, collectively, the “Company”), has adopted this MPG Office Trust, Inc. Retention Bonus Plan (the “Plan”) for the benefit of certain employees of the Company, on the terms and conditions hereinafter stated. The Plan, as set forth herein, is intended to reinforce and encourage the continued attention and dedication of such employees by providing for retention bonus payments in connection with their continued employment with the Company.

1.          Defined Terms. For purposes of the Plan, the following terms shall have the meanings indicated below:

1.1        “Board” means the Board of Directors of MPG Office Trust, Inc., a Maryland corporation.

1.2        “Calendar Quarter” means each of the three (3) month periods ending March 31, June 30, September 30 and December 31.

1.3        “Cause” for purposes of a termination of a Participant’s employment with the Company by the Company means “Cause” as defined in the Participant’s employment agreement with the Company, if such an agreement exists and contains a definition of Cause, or, if no such agreement exists or such agreement does not contain a definition of Cause, then Cause means (i) the Participant’s continued failure to substantially perform his or her duties with the Company (other than any such failure resulting from his or her incapacity due to physical or mental illness); (ii) the Participant’s significant and intentional breach of any of the Company’s policies; (iii) the Participant’s willful commission of an act of fraud or dishonesty; (iv) an act of embezzlement, theft or any other material violation of law by the Participant that occurs during or in the course of his or her employment with Company; (v) willful conduct by the Participant that is materially injurious to the Company, monetarily or otherwise; (vi) a willful breach by the Participant of his or her fiduciary duty to the Company and/or intentional damage to Company assets; or (vii) the Participant’s material breach of any confidentiality, non-compete or non-solicitation covenants entered into with the Company, including, but not limited, to any such covenants set forth in an employment agreement or offer letter between the Participant and the Company. For purposes of this definition, the determination of whether an action will be considered “willful” or “intentional” is to be made by the Committee acting in good faith. “Cause” also includes any of the above grounds for termination regardless of whether the Company learns of it before or after the termination of a Participant’s employment.

For the avoidance of doubt, in the event that a Participant’s employment with the Company is terminated (other than by the Company for Cause, by the Participant’s voluntary resignation or due to the Participant’s death or disability) in connection with or by reason of a liquidation of the Company or a sale, liquidation or other disposition or exit (including any trustee sale, foreclosure, default, or placement into receivership) of all or substantially all of the Company’s direct or indirect assets (in each case, in a single transaction or series of transactions), such termination shall constitute a termination of the Participant’s employment by the Company without Cause for purposes of the Plan.

1.4        “Code” means the Internal Revenue Code of 1986, as amended from time to time.

1.5        “Committee” means the Compensation Committee of the Board or such other committee as may be appointed by the Board to administer the Plan.

1.6        “Company” means, collectively, MPG Office Trust, Inc., a Maryland corporation, and its direct and indirect subsidiaries.

1.7        “Good Reason” means, for purposes of a termination of a Participant’s employment with the Company by the Participant, “Good Reason” as defined in the Participant’s employment agreement with the Company, but only if such an agreement exists and contains a definition of Good Reason.

1.8        “Involuntary Termination” shall mean the termination of a Participant’s employment with the Company either by the Company without Cause or, to the extent applicable, by the Participant for Good Reason.

1.9        “Participant” means any employee of the Company who has been designated by the Committee as a participant in the Plan pursuant to Section 3 hereof.

1.10      “Plan” means this MPG Office Trust, Inc. Retention Bonus Plan.

2.          Effectiveness of the Plan. The Plan shall become effective as of the date on which the Plan is adopted by the Board.

3.          Participation. The Committee shall, in its sole discretion, determine which employees of the Company shall be Participants in the Plan, and following such determination, the Company shall provide written notice to each Participant with respect to his or her participation in the Plan (a “Participation Notice”).

4.          Retention Bonus. Subject to Section 5 hereof, each Participant who remains continuously employed by the Company will be entitled to receive a retention bonus in an amount set forth in such Participant’s Participation Notice (the “Retention Bonus”). Subject to the terms and conditions of the Plan, payment of the Retention Bonus will be made as follows:

(a)          An amount equal to twelve and one-half percent (12.5%) times the amount of the Retention Bonus shall be paid to the Participant on the last day of each Calendar Quarter of 2013, provided, in each case, that, except as set forth in Section 5.2 below, the Participant remains continuously employed through the last day of such applicable Calendar Quarter (such that fifty percent (50%) of the total amount of the Retention Bonus will be paid with respect to the Participant’s continued employment through the fourth Calendar Quarter of 2013); and

(b)          Subject to Section 4(c) below, an amount equal to fifty percent (50%) times the amount of the Retention Bonus shall be paid to the Participant on the last day of the first Calendar Quarter of 2014, provided, that, except as set forth in Section 5.2 below, the Participant remains continuously employed through the last day of such Calendar Quarter (the “Final Installment”).

(c)          Notwithstanding the foregoing, the Committee, upon consultation with the Company’s Chief Executive Officer, may, in its sole discretion, elect (a “Delayed Payment Election”) to delay the payment of twenty-five percent (25%) of the Final Installment (i.e., twelve and one-half percent (12.5%) of the Retention Bonus) (the “Delayed Amount”) for up to two additional Calendar Quarters, such that the Delayed Amount will be paid on June 30, 2014, if the Company elects to delay the payment for one additional Calendar Quarter, and on September 30, 2014, if the Company elects to delay the payment for a second additional Calendar Quarter, provided, in each case, that, except as set forth in Section 5.2 below, the Participant remains continuously employed through the last day of such applicable Calendar Quarter. In the event that the Company makes a Delayed Payment Election(s), the Participant shall be entitled to receive, for each Calendar Quarter that the Delayed Amount is delayed, an additional amount equal to twelve and one-half percent (12.5%) times the amount of the Retention Bonus (each, an “Additional Retention Payment”), provided that, except as set forth in Section 5.2 below, the Participant remains continuously employed through the last day of the applicable Calendar Quarter. The Additional Retention Payment shall be made on the last day of the Calendar Quarter to which such payment relates. A Delayed Payment Election to delay payment of the Delayed Amount to June 30, 2014 must be made by the Company no later than December 31, 2013, and a Delayed Payment Election to delay payment of the Delayed Amount to September 30, 2014 must be made by the Company no later than March 31, 2014.

An example of the payment calculations under this Section 4 is set forth on Exhibit A attached hereto.

5.          Termination of Employment.

5.1        Continuous Employment Through Applicable Calendar Quarter. Except as provided in Section 5.2 below, in order to be eligible to receive the applicable Retention Bonus installment or Additional Retention Payment, as applicable, a Participant must remain continuously employed by the Company through the last day of the applicable Calendar Quarter pursuant to Section 4 hereof.

5.2        Involuntary Termination. If a Participant’s employment with the Company is terminated by reason of an Involuntary Termination, the Company will pay to the Participant in a lump-sum cash payment on the date of such termination of employment (i) an amount equal to any unpaid portion of the Retention Bonus, plus (ii) in the event that the Company has made a Delayed Payment Election(s), an amount equal to any unpaid Additional Retention Payment(s) with respect to which the Delayed Payment Election(s) is made.

5.3        Voluntary Termination; Death; Disability. If a Participant’s employment with the Company is terminated other than by reason of an Involuntary Termination or is terminated due to the Participant’s death or disability, the Participant shall forfeit all of his or her right (contingent or otherwise), title and interest in and to any portion of the Retention Bonus or Additional Retention Payment, as applicable, that has not become payable to the Participant as of the date of such termination of employment.

6.          Severance Offset. To the extent expressly provided in an employment or severance arrangement between the Company and a Participant, some or all of the Retention Bonus payable to such Participant may reduce the amount of severance payments to which the Participant may become entitled under such employment or severance arrangement.

7.          Successors. The Plan shall inure to the benefit of and shall be binding upon the Company, its successors and assigns. Any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets shall assume and agree to perform the obligations of the Company under the Plan.

8.          No Right to Continued Employment. Nothing in this Plan shall confer on any Participant the right to continued employment with the Company, or affect in any way the right of the Company to terminate the Participant’s employment at any time or, except as set forth in Section 6 above or as otherwise expressly provided herein, affect in any way the rights of a Participant under any other plan or agreement with the Company, including, without limitation, any employment or severance agreement between the Company and the Participant.

9.          Plan Administrator. Subject to Section 10 hereof, the Plan shall be interpreted, administered and operated by the Committee, which shall have complete authority, subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may delegate any of its duties hereunder to a subcommittee, or to such person or persons from time to time as it may designate, provided, that any delegation made by the Committee hereunder shall not include a delegation of any duties, powers or authority with respect to any award of a Retention Bonus held by the person to whom such delegation is made, and all such duties, powers and authority with respect to such Retention Bonus shall remain with the Committee. All decisions, interpretations and other actions of the Committee shall be final, conclusive and binding on all parties who have an interest in the Plan.

10.        Amendment and Termination. The Company reserves the right to amend or modify the Plan at any time in its sole discretion; provided, however, that no such amendment or modification of the Plan shall be made which adversely affects the rights of any Participant under the Plan without such Participant’s written consent. The Plan shall terminate upon the Company’s satisfaction of all of its obligations under the Plan.

11.        Withholding. The Company shall have the authority and the right to deduct and withhold an amount sufficient to satisfy federal, state, local and foreign taxes required by law to be withheld with respect to any Retention Bonus payable under the Plan.

12.        Section 409A.

12.1      General. To the extent applicable, the Plan shall be interpreted and applied consistent and in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of the Plan to the contrary, to the extent that the Committee determines that any payments or benefits under the Plan may not be either compliant with or exempt from Section 409A of the Code and related Department of Treasury guidance, the Committee may in its sole discretion adopt such amendments to the Plan or take such other actions that the Committee determines are necessary or appropriate to (i) exempt the compensation and benefits payable under the Plan from Section 409A of the Code and/or preserve the intended tax treatment of such compensation and benefits, or (ii) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance; provided, however, that this Section 12.1 shall not create any obligation on the part of the Committee to adopt any such amendment or take any other action.

12.2      Potential Six-Month Delay. Notwithstanding anything to the contrary in the Plan, no amounts shall be paid to any Participant under the Plan prior to the expiration of the six-month period following such Participant’s “separation from service” (within the meaning of Section 409A(a)(2)(A)(i) of the Code and Treasury Regulation Section 1.409A-1(h)) to the extent that the Committee reasonably determines that paying such amounts at the time or times indicated in the Plan would result in a prohibited distribution under Section 409A(a)(2)(b)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such six-month period (or such earlier date upon which such amount can be paid under Code Section 409A without resulting in a prohibited distribution, including as a result of the Participant’s death), the Participant shall receive payment of a lump-sum amount equal to the cumulative amount that would have otherwise been payable to the Participant during such six-month period without interest thereon.

13.        Benefits not Assignable. No Retention Bonus or Additional Retention Payment awarded under the Plan shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including, without limitation, by execution, levy, garnishment, attachment, pledge or in any manner; no attempted assignment or transfer thereof shall be effective; and no right or interest of any Participant under the Plan shall be liable for, or subject to, any obligation or liability of such Participant. When a payment is due under the Plan to a Participant who is unable to care for his or her affairs, payment may be made directly to his or her legal guardian or personal representative.

14.        Applicable Law. The Plan shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of California (without regard to conflict of law principles that would result in the application of any law other than the law of the State of California).

15.        Validity. The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect.

16.        Entire Plan. The Plan contains the entire understanding of the parties relating to the subject matter hereof.

17.        Captions. The captions contained in the Plan are for convenience only and shall have no bearing on the meaning, construction or interpretation of the Plan’s provisions.

Exhibit A

EXAMPLE

Following are examples of payment calculations under Section 4 of the Plan. All calculations assume that the Participant remains employed with the Company through the last day of the applicable Calendar Quarter.

Example 1: Regular payment schedule; No election by the Company to delay payments
A Participant who was originally awarded a Retention Bonus of $1000 will be paid as follows:

1st – 4th Quarters 2013: Payment equals $1000 x 12.5% per quarter = $125 per quarter
1st Quarter 2014: Payment equals $1000 x 50% = $500

Total Payments = $1000

Example 2: Company makes a Delayed Payment Election to delay payment until June 30, 2014
A Participant who was originally awarded a Retention Bonus of $1000 will be paid as follows:

1st – 4th Quarters 2013: Payment equals $1000 x 12.5% per quarter = $125 per quarter
1st Quarter 2014: Payment equals $1000 x 37.5% = $375
2nd Quarter 2014: Delayed Amount equals $1000 x 12.5% = $125
Additional Retention Payment equals $1000 x 12.5% = $125

Total Payments = $1125
** Of the Total Payments, amount of “Additional Retention Payments” = $125

Example 2: Company makes a Delayed Payment Election to delay payment until September 30, 2014
A Participant who was originally awarded a Retention Bonus of $1000 will be paid as follows:

1st – 4th Quarters 2013: Payment equals $1000 x 12.5% per quarter = $125 per quarter
1st Quarter 2014: Payment equals $1000 x 37.5% = $375
2nd Quarter 2014: Additional Retention Payment equals $1000 x 12.5% = $125
3rd Quarter 2014: Delayed Amount equals $1000 x 12.5% = $125
Additional Retention Payment equals $1000 x 12.5% = $125

Total Payments = $1250
** Of the Total Payments, amount of “Additional Retention Payments” = $250

A-1